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                                                      Exhibit 10.31



List of Contents of Schedules to the Transition Services Agreement



      Schedules                    Description
      ---------                    ------------

Schedule A                     Royal Transition Services/Information

Schedule B                     RSUI Transition Services

Schedule C                     Mutual Transition Services

Schedule D                     Excluded Services